As filed with the Securities and Exchange Commission on August 8, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
RESOLUTE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0659371 (I.R.S. Employer Identification Number)
1675 Broadway, Suite 1950
Denver, Colorado 80202
303-534-4600
(Address of principal executive offices)
Resolute Energy Corporation 2009 Performance Incentive Plan

Michael N. Stefanoudakis
1675 Broadway, Suite 1950
Denver, Colorado 80202
303-534-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Ronald R. Levine, Esq.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price Per	Aggregate	Registration
Title of Securities to be Registered	Registered(1)	Share	Offering Price	Fee
Common Stock, par value $0.0001 per share	6,397,744	$14.47 (2)	$92,575,355.68	$10,748.00 (3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the Registrant (“Common Stock”) to be offered or issued as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock on August 5, 2011, as reported by the New York Stock Exchange.

(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 6,397,744 shares of Common Stock available under the Resolute Energy Corporation 2009 Performance Incentive Plan resulting from an amendment to that certain 2009 Performance Incentive Plan. A Registration Statement on Form S-8 (Registration No. 333-162209) was previously filed with the Securities and Exchange Commission (the “Commission”) on September 30, 2009, to register 2,760,000 shares of Common Stock under the 2009 Performance Incentive Plan.

EXPLANATORY NOTE
     Resolute Energy Corporation (the “Company”) previously filed a Registration Statement on Form S-8 (Registration No. 333-162209) on September 30, 2009 (the “Original Registration Statement”) registering 2,760,000 shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”) issuable pursuant to the Company’s 2009 Equity Incentive Plan (the “2009 Plan”). However, the 2009 Plan set the maximum number of shares of Common Stock available for issuance pursuant to the 2009 Plan as the lesser of (i) 2,760,000 shares of Common Stock and (ii) 5% of the shares of Common Stock outstanding at the closing of the transactions contemplated by that certain Purchase and IPO Reorganization Agreement dated August 2, 2009, by and among Hicks Acquisition Company I, Inc., the Company, Resolute Subsidiary Corporation, Resolute Aneth, LLC, Resolute Holdings, LLC, Resolute Holdings Sub, LLC, and HH-HACI, L.P. (the “Acquisition Agreement”). As of the closing of the transactions contemplated by the Acquisition Agreement, there were 53,154,888 shares of Common Stock outstanding. As a result, only 2,657,744 of the 2,760,000 shares of Common Stock registered were eligible for issuance pursuant to the 2009 Plan.
     On June 2, 2011, the Company’s stockholders approved amendments to the 2009 Plan that, among other things, increased the number of shares of Common Stock available under the 2009 Plan by 6,500,000, from 2,657,744 to 9,157,744. Accordingly, this Registration Statement is being filed to register the additional 6,397,744 shares of Common Stock (the difference between the 2,760,000 shares of Common Stock registered pursuant to the Original Registration Statement and the 9,157,744 shares of Common Stock available to be registered pursuant to the 2009 Plan as amended).
     Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement, including each of the documents filed with the Securities and Exchange Commission and incorporated (or deemed to be incorporated) by reference therein, and each of the documents filed as exhibits thereto, are incorporated by reference herein except as otherwise updated or modified by this filing. All exhibits required by General Instruction E to Form S-8 are filed as exhibits hereto.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit No.	Description of Exhibit
4.1	2009 Performance Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-4 (File. No 333-161076) as filed with the SEC on August 31, 2009).

4.2	Amendment No. 1 to 2009 Performance Incentive Plan (incorporated by reference to Exhibit A to the Proxy Statement on Schedule 14A as filed with the SEC on April 24, 2011).

5.1	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being issued.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of Deloitte & Touche LLP.

23.4	Consent of Netherland, Sewell & Associates, Inc.

24.1	Power of Attorney (included on signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S—8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 8th day of August, 2011.

RESOLUTE ENERGY CORPORATION
By:	/s/ James M. Piccone
	Name:	James M. Piccone
	Title:	President

     Power of Attorney
     Each of the undersigned hereby constitutes and appoints Nicholas J. Sutton, Theodore Gazulis, James M. Piccone and Michael N. Stefanoudakis, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Resolute Energy Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nicholas J. Sutton Nicholas J. Sutton	Chief Executive Officer (Principal Executive Officer) and Director	August 8, 2011

/s/ Theodore Gazulis Theodore Gazulis	Senior Vice President — Finance, Chief Financial and Treasurer (Principal Financial Officer)	August 8, 2011

/s/ James A. Tuell James A. Tuell	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 8, 2011

/s/ James M. Piccone James M. Piccone	President and Director	August 8, 2011

Signature	Title	Date
/s/ Kenneth A. Hersh Kenneth A. Hersh	Director	August 8, 2011

/s/ Richard L. Covington Richard L. Covington	Director	August 8, 2011

/s/ William J. Quinn	Director	August 8, 2011
William J. Quinn

/s/ William H. Cunningham William H. Cunningham	Director	August 8, 2011

/s/ Thomas O. Hicks, Jr. Thomas O. Hicks, Jr.	Director	August 8, 2011

/s/ Robert M. Swartz Robert M. Swartz	Director	August 8, 2011

/s/ James E. Duffy James E. Duffy	Director	August 8, 2011

EXHIBIT INDEX
     The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement.

Exhibit No.	Description of Exhibit
4.1	2009 Performance Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-4 (File. No 333-161076) as filed with the SEC on August 31, 2009).

4.2	Amendment No. 1 to 2009 Performance Incentive Plan (incorporated by reference to Exhibit A to the Proxy Statement on Schedule 14A as filed with the SEC on April 24, 2011).

5.1	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being issued.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of Deloitte & Touche LLP.

23.4	Consent of Netherland, Sewell & Associates, Inc.

24.1	Power of Attorney (included on signature page of this Registration Statement).

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